
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY INFORMATION EXTRACTED FROM INTEL CORPORATION'S
CONSOLIDATED CONDENSED STATEMENTS OF INCOME AND CONSOLIDATED CONDENSED BALANCE
SHEETS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS                   3-MOS
<FISCAL-YEAR-END>                          DEC-25-1999             DEC-25-1999
<PERIOD-END>                               JUN-26-1999             MAR-27-1999
<CASH>                                            3599                    2503
<SECURITIES>                                      7010                    8086
<RECEIVABLES>                                     3265<F2>                3319<F2>
<ALLOWANCES>                                         0                       0
<INVENTORY>                                       1763                    1708
<CURRENT-ASSETS>                                 16473                   16449
<PP&E>                                           21998                   21520
<DEPRECIATION>                                   10586                   10028
<TOTAL-ASSETS>                                   32801                   33093
<CURRENT-LIABILITIES>                             5117                    6216
<BONDS>                                            666                     699
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                          4819                    5025
<OTHER-SE>                                       20653                   19701
<TOTAL-LIABILITY-AND-EQUITY>                     32801                   33093
<SALES>                                          13849                    7103
<TOTAL-REVENUES>                                 13849                    7103
<CGS>                                             5634                    2894
<TOTAL-COSTS>                                     5634                    2894
<OTHER-EXPENSES>                                  1443<F1>                 681<F1>
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                                  20                       9
<INCOME-PRETAX>                                   5594                    2984
<INCOME-TAX>                                      1846                     985
<INCOME-CONTINUING>                               3748                    1999
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                      3748                    1999
<EPS-BASIC>                                       1.13                     .60
<EPS-DILUTED>                                     1.08                     .57

<F1>Item consists of research and development and amortization of goodwill and other acquisition-related intangibles. This amortization has been reclassified from cost of sales. This reclassification is a restatement of amounts previously reported.
<F2>Item shown net of allowance, consistent with the balance sheet presentation.

